Exhibit 99.1

Contact:	Thomas Prame
Chief Executive Officer
Phone:	219-814-5983
Date:	November 7, 2023

Horizon Bancorp, Inc. Announces Key Leadership Changes

MICHIGAN CITY, Ind., November 7, 2023 (GLOBE NEWSWIRE) -- (NASDAQ GS: HBNC) – Horizon Bancorp, Inc. (“Horizon” or the “Company”) announced the succession plan for its chief financial officer (“CFO”) and a restructuring of its mortgage and consumer lending leadership.

Horizon and Mark Secor have agreed that he will transition from his role as Executive Vice President and CFO of the Company and Horizon Bank. Mr. Secor will continue in the role of Executive Vice President and CFO until a successor is appointed and provide transitional support through April 30, 2024.

“On behalf of the entire organization, I want to thank Mark for his many contributions to the Company over the last 16 years, including leading our finance teams through a period of significant expansion. During his tenure, Horizon grew by nearly six-fold to become the $8 billion bank holding company it is today,” President and Chief Executive Officer Thomas Prame said. “As we commence a national search for a new CFO, we are fortunate to have the benefit of Mark’s continued leadership and counsel. I look forward to working closely with him during the transition and exploring how Mark can continue to help accelerate Horizon’s strategic growth plans.”

Consistent with Horizon’s communicated strategy to shift resources to higher-yielding businesses, the Company announced a restructuring of its mortgage and consumer lending division. Noe Najera, Executive Vice President, Senior Retail & Mortgage Lending Officer of the Bank, has departed the Company with the divisional teams reporting to other experienced leaders within Horizon.

“We appreciate Noe’s efforts since joining Horizon in 2016, and we wish him the very best in his future endeavors,” Prame said. “Our organization has a strong and tenured depth of leadership in our mortgage, warehouse and consumer lending divisions. I am confident in their continued success and ability to exceed the needs of the clients and communities we serve.”

Prame added, “Horizon is proud of its longstanding history of attracting and developing talented leaders that can position the company to continue its 150 year tradition of success. As we evolve as an organization, our core community banking values will remain and continue to focus on the success of our clients, communities and shareholders.”

About Horizon Bancorp, Inc.
Celebrating 150 years, Horizon Bancorp, Inc. (NASDAQ GS: HBNC) is the $8.0 billion–asset commercial bank holding company for Horizon Bank, which serve customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon Bank’s retail offerings include prime residential, indirect auto, and other consumer lending to in–market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in-market business banking and treasury management services, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana’s Michigan City, is available at horizonbank.com and investor.horizonbank.com.

Forward Looking Statements
This press release may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward–looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission (the “SEC”). Forward–looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward–looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward–looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include those risks and uncertainties that are discussed in Horizon’s reports (such as the Annual Report on Form 10–K, Quarterly Reports on Form 10–Q, and Current Reports on Form 8–K) filed with the SEC and available at the SEC’s website (www.sec.gov). Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward–looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.